Exhibit 99.1

For Immediate Release:	October 16, 2018

Investor Relations Contact: Marliese L. Shaw Executive Vice President, Investor Relations Officer United Bank 860-291-3622 MShaw@bankatunited.com	Media Relations Contact: Adam J. Jeamel Regional President, Corporate Communications United Bank 860-291-3765 AJeamel@bankatunited.com

UNITED FINANCIAL BANCORP, INC.
ANNOUNCES THIRD QUARTER EARNINGS AND QUARTERLY DIVIDEND

HARTFORD, Conn., October 16, 2018 – United Financial Bancorp, Inc. ("United Financial" or the "Company") (NASDAQ Global Select Stock Market: “UBNK”), the holding company for United Bank (the "Bank"), announced results for the quarter ended September 30, 2018.

The Company reported net income of $16.3 million, or $0.32 per diluted share, for the quarter ended September 30, 2018, compared to net income for the linked quarter of $15.6 million, or $0.31 per diluted share. The Company reported net income of $15.2 million, or $0.30 per diluted share, for the quarter ended September 30, 2017.

"I want to thank our United Bank employees for their steadfast focus on serving our customers and communities, while also prudently growing revenue, earnings, tangible book value, and core deposits," stated William H.W. Crawford, IV, Chief Executive Officer and President of the Company and the Bank.

Balance Sheet

Assets totaled $7.21 billion at September 30, 2018 and remained relatively flat, decreasing $1.1 million from $7.21 billion at June 30, 2018. At September 30, 2018, total loans were $5.53 billion, representing an increase of $53.2 million, or 1.0%, from the linked quarter. Changes to loan balances during the third quarter of 2018 were highlighted by a $37.4 million, or 11.2%, increase in other consumer loans, a $31.1 million, or 2.5%, increase in residential real estate loans, a $19.9 million, or 2.4%, increase in commercial business loans, and a $16.6 million, or 4.0%, increase in owner-occupied commercial real estate loans. Slightly offsetting the increased balances were a $39.1 million, or 2.0%, decrease in investor non-owner occupied commercial real estate loans and an $8.7 million, or 1.5%, decrease in home equity loans. Loans held for sale increased $1.5 million, or 1.7%, from the linked quarter. Available-for-sale securities decreased $34.1 million, or 3.4%, as the Company utilized cash flows for improved risk adjusted returns on capital in the loan portfolio. Total cash and cash equivalents decreased $30.6 million, or 28.0%, from the linked quarter as the Company paid down Federal Home Loan Bank of Boston advances at the end of the quarter.

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Deposits totaled $5.50 billion at September 30, 2018 and increased by $107.0 million, or 2.0%, from $5.39 billion at June 30, 2018. Increases in deposit balances during the third quarter of 2018 were highlighted by a $157.1 million, or 9.8%, increase in money market account balances and a $2.1 million, or 0.2%, increase in NOW checking account balances. Offsetting these increases were a $21.2 million, or 1.3%, decrease in certificate of deposit balances, a $19.2 million, or 3.8%, decrease in savings deposit balances, and an $11.8 million, or 1.5%, decrease in demand deposit account balances.

Total Federal Home Loan Bank advances decreased by $112.5 million, or 12.2%, over the linked quarter as the Company utilized excess cash from deposit growth to pay off maturing advances.

Net Interest Income

Net interest income increased by $248,000, or 0.5%, on a linked quarter basis, to $48.4 million, primarily attributable to an increase in loan interest income of $3.1 million, or 5.4%, to $61.1 million. This increase was offset by an increase in interest expense of $2.8 million, or 14.8%, to $21.8 million. Average interest-earning assets increased by $86.5 million, or 1.3%, primarily due to growth in average loan balances, which increased by $102.7 million, or 1.9%. Average loan balance growth was driven by a $37.9 million, or 2.8%, increase in average residential real estate loans, a $29.8 million, or 9.2%, increase in average other consumer loans, a $25.8 million, or 3.2%, increase in average commercial business loans, and a $13.5 million, or 0.6%, increase in average commercial real estate loans. Slightly offsetting the increases was a $3.4 million, or 0.6%, decrease in average home equity loans.

Interest expense increased by $2.8 million, or 14.8%, to $21.8 million during the third quarter of 2018, from $18.9 million in the linked quarter. Average interest-bearing deposit balances increased by $185.4 million, or 4.1%, primarily driven by a $259.3 million, or 11.5%, increase in average NOW and money market account balances, which was slightly offset by a $16.2 million, or 3.1%, decrease in average savings account balances and a $57.7 million, or 3.3%, decrease in average certificates of deposits. Average non-interest bearing deposits increased by $12.0 million, or 1.6%, as compared to the linked quarter. Average Federal Home Loan Bank of Boston advances decreased by $115.0 million, or 12.0%, as the Company used funds obtained through deposit growth to pay down the maturing advances. The overall growth observed in average account balances is attributable to the continued success of the Company's municipal and commercial acquisition strategies.

The tax-equivalent net interest margin decreased by five basis points to 2.92% in the third quarter of 2018, from 2.97% in the linked period. The decline in the net interest margin was driven by a 17 basis point increase in the cost of interest-bearing liabilities, which was partially offset by a nine basis point increase in the yield of interest-earning assets. The interest-earning asset yield improvement was largely driven by a 15 basis point increase in the yield on commercial real estate loans, a 26 basis point increase in the yield on home equity loans, a five basis point increase in the yield on residential real estate loans, and a five basis point increase in the yield on other consumer loans. The total cost of funds increased by 16 basis points to 1.36% in the third quarter of 2018 driven by a 19 basis point increase in the cost of interest-bearing deposits and a 19 point basis point increase in the cost of Federal Home Loan Bank of Boston advances.

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Provision for Loan Losses

The provision for loan losses totaled $2.0 million for the quarter ended September 30, 2018 as compared to $2.4 million for the linked quarter. Net charge-offs for the quarter ended September 30, 2018 totaled $1.3 million, or 0.09%, as a percentage of average loans outstanding, as compared to $1.1 million, or 0.08%, as a percentage of average loans for the quarter ended June 30, 2018. Factors considered in the provision for loan losses include, but are not limited to, historical charge-offs, the composition of the portfolio, the current level of non-performing loans and charge-offs, local and national economic and credit conditions, the direction of real estate values and delinquency trends.

Non-Interest Income

Total non-interest income increased by $1.2 million, or 14.3%, to $9.6 million for the quarter ended September 30, 2018 from $8.4 million in the linked quarter. The increase in the third quarter's non-interest income was driven primarily by an increase in income from mortgage banking activities. Additionally, there were lower losses on limited partnership investments as compared to the linked quarter, which contributed to the overall increase in non-interest income. These increases were offset primarily by a decrease in bank-owned life insurance income, as well as net losses on sales of securities as compared to the linked quarter.

Non-Interest Expense

Non-interest expense for the quarter ended September 30, 2018 totaled $38.9 million and slightly increased by $573,000, or 1.5%, from the linked quarter. The increase in non-interest expense during the quarter was primarily due to increases in salaries and employee benefits and other non-interest expenses. These increases were primarily offset by decreases in occupancy and equipment and professional fees as compared to the linked quarter.

Asset Quality

Asset quality remained strong and stable for the period, with non-performing assets decreasing by $2.3 million to $29.0 million at September 30, 2018 from $31.3 million at June 30, 2018. The ratio of non-performing assets to total assets for the quarter ended September 30, 2018 was 0.40%, as compared to 0.43% in the linked quarter.

Capital

The Company reported Tangible Common Equity ("TCE") of $591.0 million, or 8.2% of average assets, for the quarter ended September 30, 2018. Tangible book value per share increased to $11.55 at September 30, 2018 from $11.40 at June 30, 2018. The increase was primarily driven by the impact of the Company's net income of $16.3 million, partially offset by the cash dividend payment to shareholders of $0.12 per share, as well as increases in accumulated other comprehensive losses as a result of a decrease in the market value of the Company's investment portfolio, as compared to the previous quarter. Book value per share at September 30, 2018 was $13.88, as compared to $13.73 in the linked quarter.

Dividend

The Board of Directors declared a cash dividend on the Company’s common stock of $0.12 per share to shareholders of record at the close of business on October 26, 2018 and payable on November 6, 2018. This dividend equates to a 2.73% annualized yield based on the $17.59 average closing price of the Company’s common stock in the third quarter of 2018. The Company has paid dividends for 50 consecutive quarters.

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Investor Conference Call

United Financial Bancorp, Inc. will host a conference call on Wednesday, October 17, 2018 at 10:00 a.m. Eastern Time (ET) to discuss the Company’s third quarter results. Those wishing to participate in the call may dial toll-free 1-800-544-8281. A telephone replay of the call will be available through October 31, 2018 by calling 1-877-344-7529 and entering conference number 10124821. A podcast will be available on the Company’s website for an extended period of time, as well as on the Company’s investor relations app.

Investor Presentation

United Financial Bancorp, Inc. has prepared and furnished a visual slide presentation to accompany the earnings press release and investor conference call. The presentation has been furnished as an exhibit to the SEC Form 8-K, but is not included in this press release. Copies of the presentation may be accessed on the Company’s investor relations website (www.unitedfinancialinc.com) by selecting “News & Market Data,” then “Presentations;” or via the IRapp and selecting “Presentations;” or directly from SEC EDGAR.

About United Financial Bancorp, Inc.

United Financial Bancorp, Inc. is the holding company for United Bank, a full service financial services firm offering a complete line of commercial, business, and consumer banking products and services to customers throughout Connecticut and Massachusetts. United Bank is a financially strong, leading New England bank with more than 50 branches in two states and several commercial and residential loan production offices. United Financial Bancorp, Inc. trades on the NASDAQ Global Select Stock Exchange under the ticker symbol “UBNK.” At September 30, 2018, the Company had $7.21 billion in assets.

For more information about United Bank’s services and products call (866) 959-BANK or visit www.bankatunited.com. For more information about United Financial Bancorp, Inc., visit www.unitedfinancialinc.com or download the Company’s free Investor Relations app on your Apple or Android device. To download United Financial Bancorp, Inc.'s investor relations app on your iPhone or on your iPad, which offers access to SEC documents, press releases, videos, audiocasts and more, please visit:
https://itunes.apple.com/WebObjects/MZStore.woa/wa/viewSoftware?id=725271098&mt=8 or https://play.google.com/store/apps/details?id=com.theirapp.ubnk for your Android mobile device.

Non-GAAP Financial Measures

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included on pages F-10 through F-12 in the accompanying financial tables. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of our business activities, and to enhance comparability with peers across the financial services sector.

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Forward Looking Statements

This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

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United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Net Income
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Interest and dividend income:	(In thousands, except share data)
Loans	$61,061	$51,809	$173,799	$147,976
Securities-taxable interest	5,822	5,604	17,289	16,907
Securities-non-taxable interest	2,347	2,499	7,130	7,108
Securities-dividends	748	736	2,121	2,233
Interest-bearing deposits	213	151	476	303
Total interest and dividend income	70,191	60,799	200,815	174,527
Interest expense:
Deposits	15,767	9,185	39,658	23,607
Borrowed funds	5,995	4,846	18,004	13,527
Total interest expense	21,762	14,031	57,662	37,134
Net interest income	48,429	46,768	143,153	137,393
Provision for loan losses	2,007	2,566	6,296	7,146
Net interest income after provision for loan losses	46,422	44,202	136,857	130,247
Non-interest income:
Service charges and fees	6,623	6,514	19,324	19,343
Net (loss) gain from sales of securities	(58)	158	120	710
Income from mortgage banking activities	1,486	1,204	4,061	4,355
Bank-owned life insurance income	1,460	1,167	4,777	3,523
Net loss on limited partnership investments	(221)	(864)	(1,771)	(1,582)
Other income	265	247	693	635
Total non-interest income	9,555	8,426	27,204	26,984
Non-interest expense:
Salaries and employee benefits	22,643	20,005	65,954	59,309
Service bureau fees	2,209	2,336	6,592	6,959
Occupancy and equipment	4,487	3,740	14,104	11,866
Professional fees	1,013	1,048	3,282	3,309
Marketing and promotions	1,119	1,087	2,993	3,036
FDIC insurance assessments	655	780	2,129	2,255
Core deposit intangible amortization	288	337	930	1,075
Other	6,529	5,929	18,065	17,704
Total non-interest expense	38,943	35,262	114,049	105,513
Income before income taxes	17,034	17,366	50,012	51,718
Provision for income taxes	726	2,175	2,271	6,601
Net income	$16,308	$15,191	$47,741	$45,117

Net income per share:
Basic	$0.32	$0.30	$0.94	$0.90
Diluted	$0.32	$0.30	$0.94	$0.89
Weighted-average shares outstanding:
Basic	50,624,832	50,263,602	50,535,569	50,246,234
Diluted	51,104,776	50,889,987	51,026,105	50,888,175

F - 1

United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Net Income
(Unaudited)

	For the Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Interest and dividend income:	(In thousands, except share data)
Loans	$61,061	$57,958	$54,780	$52,758	$51,809
Securities-taxable interest	5,822	5,969	5,498	5,643	5,604
Securities-non-taxable interest	2,347	2,354	2,429	2,571	2,499
Securities-dividends	748	736	637	669	736
Interest-bearing deposits	213	113	150	86	151
Total interest and dividend income	70,191	67,130	63,494	61,727	60,799
Interest expense:
Deposits	15,767	12,864	11,027	9,958	9,185
Borrowed funds	5,995	6,085	5,924	4,920	4,846
Total interest expense	21,762	18,949	16,951	14,878	14,031
Net interest income	48,429	48,181	46,543	46,849	46,768
Provision for loan losses	2,007	2,350	1,939	2,250	2,566
Net interest income after provision for loan losses	46,422	45,831	44,604	44,599	44,202
Non-interest income:
Service charges and fees	6,623	6,542	6,159	6,031	6,514
Net (loss) gain from sales of securities	(58)	62	116	72	158
Income from mortgage banking activities	1,486	846	1,729	1,184	1,204
Bank-owned life insurance income	1,460	1,671	1,646	1,939	1,167
Net loss on limited partnership investments	(221)	(960)	(590)	(1,441)	(864)
Other income (loss)	265	199	229	(204)	247
Total non-interest income	9,555	8,360	9,289	7,581	8,426
Non-interest expense:
Salaries and employee benefits	22,643	22,113	21,198	20,752	20,005
Service bureau fees	2,209	2,165	2,218	2,304	2,336
Occupancy and equipment	4,487	4,668	4,949	5,036	3,740
Professional fees	1,013	1,105	1,164	996	1,048
Marketing and promotions	1,119	1,189	685	1,011	1,087
FDIC insurance assessments	655	735	739	821	780
Core deposit intangible amortization	288	305	337	336	337
Other	6,529	6,090	5,446	5,981	5,929
Total non-interest expense	38,943	38,370	36,736	37,237	35,262
Income before income taxes	17,034	15,821	17,157	14,943	17,366
Provision for income taxes	726	175	1,370	5,442	2,175
Net income	$16,308	$15,646	$15,787	$9,501	$15,191

Net income per share:
Basic	$0.32	$0.31	$0.31	$0.19	$0.30
Diluted	$0.32	$0.31	$0.31	$0.19	$0.30
Weighted-average shares outstanding:
Basic	50,624,832	50,504,273	50,474,942	50,392,382	50,263,602
Diluted	51,104,776	50,974,283	50,996,596	51,024,881	50,889,987

F - 2

United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Condition
(Unaudited)

	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
ASSETS	(In thousands)
Cash and cash equivalents:
Cash and due from banks	$48,786	$62,188	$45,332	$56,661	$59,456
Short-term investments	29,809	46,987	23,910	32,007	39,061
Total cash and cash equivalents	78,595	109,175	69,242	88,668	98,517
Available for sale securities – At fair value	972,035	1,006,135	1,031,277	1,050,787	1,068,055
Held to maturity securities – At amortized cost	—	—	—	13,598	13,693
Loans held for sale	86,948	85,458	63,394	114,073	89,419
Loans:
Commercial real estate loans:
Owner-occupied	434,906	418,338	442,938	445,820	442,989
Investor non-owner occupied	1,888,848	1,927,960	1,842,898	1,854,459	1,777,716
Construction	78,235	82,883	84,717	78,083	82,688
Total commercial real estate loans	2,401,989	2,429,181	2,370,553	2,378,362	2,303,393
Commercial business loans	861,030	841,142	846,182	840,312	821,372
Consumer loans:
Residential real estate	1,283,126	1,252,001	1,235,197	1,204,401	1,211,783
Home equity	579,907	588,638	582,285	583,180	561,814
Residential construction	32,750	32,063	37,579	40,947	39,460
Other consumer	369,781	332,402	310,439	292,781	267,921
Total consumer loans	2,265,564	2,205,104	2,165,500	2,121,309	2,080,978
Total loans	5,528,583	5,475,427	5,382,235	5,339,983	5,205,743
Net deferred loan costs and premiums	16,603	15,502	14,724	14,794	15,297
Allowance for loan losses	(49,909)	(49,163)	(47,915)	(47,099)	(46,368)
Loans receivable - net	5,495,277	5,441,766	5,349,044	5,307,678	5,174,672
Federal Home Loan Bank of Boston stock, at cost	42,032	46,734	49,895	50,194	46,758
Accrued interest receivable	25,485	23,209	22,333	22,332	20,893
Deferred tax asset, net	31,473	30,190	28,710	25,656	30,999
Premises and equipment, net	67,612	67,614	67,619	67,508	61,063
Goodwill	115,281	115,281	115,281	115,281	115,281
Core deposit intangible asset	3,560	3,849	4,154	4,491	4,827
Cash surrender value of bank-owned life insurance	181,928	180,490	179,556	148,300	171,300
Other assets	107,272	98,695	88,169	105,593	81,019
Total assets	$7,207,498	$7,208,596	$7,068,674	$7,114,159	$6,976,496

F - 3

	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$759,210	$770,982	$753,575	$778,576	$725,130
Interest-bearing	4,741,153	4,622,394	4,528,935	4,419,645	4,427,892
Total deposits	5,500,363	5,393,376	5,282,510	5,198,221	5,153,022
Mortgagors’ and investor escrow accounts	9,597	14,526	11,096	7,545	9,641
Federal Home Loan Bank advances and other borrowings	926,592	1,041,896	1,030,735	1,165,054	1,068,814
Accrued expenses and other liabilities	61,128	56,921	51,333	50,011	54,366
Total liabilities	6,497,680	6,506,719	6,375,674	6,420,831	6,285,843
Total stockholders’ equity	709,818	701,877	693,000	693,328	690,653
Total liabilities and stockholders’ equity	$7,207,498	$7,208,596	$7,068,674	$7,114,159	$6,976,496

F - 4

United Financial Bancorp, Inc. and Subsidiaries
Selected Financial Highlights
(Dollars In Thousands, Except Share Data)
(Unaudited)

	At or For the Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Share Data:
Basic net income per share	$0.32	$0.31	$0.31	$0.19	$0.30
Diluted net income per share	0.32	0.31	0.31	0.19	0.30
Dividends declared per share	0.12	0.12	0.12	0.12	0.12
Tangible book value per share	$11.55	$11.40	$11.25	$11.24	$11.23
Key Statistics:
Total revenue	$57,984	$56,541	$55,832	$54,430	$55,194
Total non-interest expense	38,943	38,370	36,736	37,327	35,262
Average earning assets	6,671,424	6,584,938	6,568,168	6,480,966	6,423,741
Key Ratios:
Return on average assets (annualized)	0.91%	0.88%	0.89%	0.54%	0.88%
Return on average equity (annualized)	9.26%	9.00%	9.15%	5.50%	8.92%
Tax-equivalent net interest margin (annualized)	2.92%	2.97%	2.90%	2.98%	3.00%
Residential Mortgage Production:
Dollar volume (total)	$143,673	$140,409	$94,433	$135,522	$133,462
Mortgages originated for purchases	111,555	110,351	63,193	83,181	97,132
Loans sold	99,372	99,637	99,899	94,738	152,551
Income from mortgage banking activities	1,486	846	1,729	1,184	1,204
Non-performing Assets:
Residential real estate	$11,949	$11,221	$11,663	$11,824	$11,330
Home equity	4,005	4,607	4,698	4,968	4,206
Investor-owned commercial real estate	1,525	2,400	2,863	1,821	2,957
Owner-occupied commercial real estate	1,202	2,176	2,326	1,664	2,084
Construction	243	250	273	1,398	1,748
Commercial business	985	1,196	1,579	1,477	2,427
Other consumer	597	237	34	35	37
Non-accrual loans	20,506	22,087	23,436	23,187	24,789
Troubled debt restructured – non-accruing	6,706	7,330	8,308	8,475	6,628
Total non-performing loans	27,212	29,417	31,744	31,662	31,417
Other real estate owned	1,808	1,855	1,935	2,154	2,444
Total non-performing assets	$29,020	$31,272	$33,679	$33,816	$33,861
Non-performing loans to total loans	0.49%	0.54%	0.59%	0.59%	0.60%
Non-performing assets to total assets	0.40%	0.43%	0.48%	0.48%	0.49%
Allowance for loan losses to non-performing loans	183.41%	167.12%	150.94%	148.76%	147.59%
Allowance for loan losses to total loans	0.90%	0.90%	0.89%	0.88%	0.89%
Non-GAAP Ratios: (1)
Non-interest expense to average assets (annualized)	2.17%	2.16%	2.08%	2.13%	2.04%
Efficiency ratio (2)	65.73%	65.18%	63.97%	63.53%	60.47%
Cost of funds (annualized) (3)	1.36%	1.20%	1.07%	0.96%	0.91%
Total revenue growth rate	2.55%	1.27%	2.58%	(1.38)%	(1.71)%
Total revenue growth rate (annualized)	10.21%	5.08%	10.30%	(5.54)%	(6.84)%
Average earning asset growth rate	1.31%	0.26%	1.35%	0.89%	1.89%
Average earning asset growth rate (annualized)	5.25%	1.02%	5.38%	3.56%	7.54%
Return on average tangible common equity (annualized) (2)	11.30%	11.03%	11.25%	6.81%	10.99%
Pre-provision net revenue to average assets (2)	1.11%	1.14%	1.15%	1.19%	1.31%

(1)
Non-GAAP ratios are not financial measurements required by generally accepted accounting principles; however, management believes such information is useful to investors in evaluating Company performance.

(2)	Calculations of these non-GAAP metrics are provided after the reconciliations of non-GAAP financial measures and appear on page F-10 through page F-12.

(3)	The cost of funds ratio represents interest incurred on liabilities as a percentage of average non-interest bearing deposits and interest-bearing liabilities.

F - 5

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Three Months Ended
	September 30, 2018			September 30, 2017
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,375,948	$12,451	3.65%	$1,323,262	$11,017	3.33%
Commercial real estate	2,320,375	26,105	4.40	2,211,601	23,063	4.08
Construction	114,068	1,379	4.73	122,511	1,301	4.16
Commercial business	841,936	9,428	4.38	791,547	8,163	4.04
Home equity	584,706	7,471	5.07	536,509	5,917	4.38
Other consumer	351,892	4,532	5.11	252,532	3,063	4.81
Investment securities	995,405	8,686	3.48	1,090,559	9,621	3.52
Federal Home Loan Bank stock	45,016	715	6.35	51,722	572	4.43
Other earning assets	42,078	216	2.04	43,498	151	1.38
Total interest-earning assets	6,671,424	70,983	4.21	6,423,741	62,868	3.86
Allowance for loan losses	(49,823)			(46,479)
Non-interest-earning assets	569,471			529,937
Total assets	$7,191,072			$6,907,199
Interest-bearing liabilities:
NOW and money market	$2,515,660	$8,461	1.33%	$2,105,796	$3,992	0.75%
Savings	501,700	75	0.06	527,641	77	0.06
Certificates of deposit	1,691,382	7,231	1.70	1,731,658	5,116	1.17
Total interest-bearing deposits	4,708,742	15,767	1.33	4,365,095	9,185	0.83
Federal Home Loan Bank advances	844,207	4,591	2.13	951,760	3,404	1.40
Other borrowings	111,760	1,404	4.92	135,173	1,442	4.18
Total interest-bearing liabilities	5,664,709	21,762	1.52	5,452,028	14,031	1.02
Non-interest-bearing deposits	750,503			702,916
Other liabilities	71,554			70,853
Total liabilities	6,486,766			6,225,797
Stockholders’ equity	704,306			681,402
Total liabilities and stockholders’ equity	$7,191,072			$6,907,199
Net interest-earning assets	$1,006,715			$971,713
Tax-equivalent net interest income		49,221			48,837
Tax-equivalent net interest rate spread (1)			2.69%			2.84%
Tax-equivalent net interest margin (2)			2.92%			3.00%
Average interest-earning assets to average interest-bearing liabilities			117.77%			117.82%
Less tax-equivalent adjustment		792			2,069
Net interest income		$48,429			$46,768

(1) Tax-equivalent net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Tax-equivalent net interest rate margin represents tax-equivalent net interest income divided by average interest-earning assets.

F - 6

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Three Months Ended
	September 30, 2018			June 30, 2018
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,375,948	$12,451	3.65%	$1,338,021	$12,020	3.60%
Commercial real estate	2,320,375	26,105	4.40	2,306,896	24,762	4.25
Construction	114,068	1,379	4.73	114,987	1,331	4.58
Commercial business	841,936	9,428	4.38	816,102	9,139	4.43
Home equity	584,706	7,471	5.07	588,080	7,058	4.81
Other consumer	351,892	4,532	5.11	322,103	4,062	5.06
Investment securities	995,405	8,686	3.48	1,019,491	8,998	3.53
Federal Home Loan Bank stock	45,016	715	6.35	49,136	703	5.72
Other earning assets	42,078	216	2.04	30,122	116	1.55
Total interest-earning assets	6,671,424	70,983	4.21	6,584,938	68,189	4.12
Allowance for loan losses	(49,823)			(48,624)
Non-interest-earning assets	569,471			555,407
Total assets	$7,191,072			$7,091,721
Interest-bearing liabilities:
NOW and money market	$2,515,660	$8,461	1.33%	$2,256,323	$6,163	1.10%
Savings	501,700	75	0.06	517,910	77	0.06
Certificates of deposit	1,691,382	7,231	1.70	1,749,097	6,624	1.52
Total interest-bearing deposits	4,708,742	15,767	1.33	4,523,330	12,864	1.14
Federal Home Loan Bank advances	844,207	4,591	2.13	959,248	4,692	1.94
Other borrowings	111,760	1,404	4.92	112,112	1,393	4.91
Total interest-bearing liabilities	5,664,709	21,762	1.52	5,594,690	18,949	1.35
Non-interest-bearing deposits	750,503			738,484
Other liabilities	71,554			63,246
Total liabilities	6,486,766			6,396,420
Stockholders’ equity	704,306			695,301
Total liabilities and stockholders’ equity	$7,191,072			$7,091,721
Net interest-earning assets	$1,006,715			$990,248
Tax-equivalent net interest income		49,221			49,240
Tax-equivalent net interest rate spread (1)			2.69%			2.77%
Tax-equivalent net interest margin (2)			2.92%			2.97%
Average interest-earning assets to average interest-bearing liabilities			117.77%			117.70%
Less tax-equivalent adjustment		792			1,059
Net interest income		$48,429			$48,181

(1) Tax-equivalent net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Tax-equivalent net interest rate margin represents tax-equivalent net interest income divided by average interest-earning assets.

F - 7

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Nine Months Ended
	September 30, 2018			September 30, 2017
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,342,955	$35,977	3.59%	$1,285,618	$32,079	3.33%
Commercial real estate	2,303,188	74,522	4.27	2,155,085	65,626	4.02
Construction	116,144	4,035	4.58	132,158	4,261	4.25
Commercial business	833,612	26,949	4.26	767,738	22,510	3.87
Home equity	583,876	21,056	4.82	533,669	16,876	4.23
Other consumer	324,802	12,394	5.10	231,892	8,581	4.95
Investment securities	1,018,609	26,305	3.44	1,086,574	28,366	3.48
Federal Home Loan Bank stock	48,513	2,024	5.56	53,005	1,630	4.10
Other earning assets	36,856	487	1.77	36,049	303	1.12
Total interest-earning assets	6,608,555	203,749	4.09	6,281,788	180,232	3.80
Allowance for loan losses	(48,750)			(45,008)
Non-interest-earning assets	559,792			521,629
Total assets	$7,119,597			$6,758,409
Interest-bearing liabilities:
NOW and money market	$2,307,660	$19,517	1.13%	$1,960,685	$8,996	0.61%
Savings	510,137	225	0.06	532,718	235	0.06
Certificates of deposit	1,745,332	19,916	1.53	1,720,120	14,376	1.12
Total interest-bearing deposits	4,563,129	39,658	1.16	4,213,523	23,607	0.75
Federal Home Loan Bank advances	945,085	13,829	1.93	986,935	9,225	1.23
Other borrowings	113,937	4,175	4.83	138,685	4,302	4.09
Total interest-bearing liabilities	5,622,151	57,662	1.37	5,339,143	37,134	0.93
Non-interest-bearing deposits	734,253			680,786
Other liabilities	66,491			68,499
Total liabilities	6,422,895			6,088,428
Stockholders’ equity	696,702			669,981
Total liabilities and stockholders’ equity	$7,119,597			$6,758,409
Net interest-earning assets	$986,404			$942,645
Tax-equivalent net interest income		146,087			143,098
Tax-equivalent net interest rate spread (1)			2.72%			2.87%
Tax-equivalent net interest margin (2)			2.93%			3.02%
Average interest-earning assets to average interest-bearing liabilities			117.54%			117.66%
Less tax-equivalent adjustment		2,934			5,705
Net interest income		$143,153			$137,393

(1) Tax-equivalent net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Tax-equivalent net interest rate margin represents tax-equivalent net interest income divided by average interest-earning assets.

F - 8

United Financial Bancorp, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars In Thousands)
(Unaudited)

In addition to evaluating the Company’s results of operations in accordance with GAAP, management periodically supplements this evaluation with an analysis of certain non-GAAP financial measures. These non-GAAP measures are intended to provide the reader with additional perspectives on operating results, financial condition, and performance trends, while facilitating comparisons with the performance of other financial institutions. Non-GAAP financial measures are not a substitute for GAAP measures, rather, they should be read and used in conjunction with the Company’s GAAP financial information.

    The efficiency ratio is used as a common measure by banks as a comparable metric to understand the Company’s expense structure relative to its total revenue; in other words, for every dollar of total revenue we recognize, how much of that dollar is expended. In order to improve the comparability of the ratio to our peers, we remove non-core items. To improve transparency, and acknowledging that banks are not consistent in their definition of the efficiency ratio, we include our calculation of this non-GAAP measure.

Pre-provision net revenue is a measure that the Company uses to understand fundamental operating performance before credit related expenses and tax expense. It is often expressed as a ratio relative to average assets which demonstrates the “core” performance and can be viewed as an alternative measure of how efficiently the Company services its asset base.

Return on average tangible common equity is used by management and readers of our financial statements to understand how efficiently the Company is deploying its common equity. Companies that are able to demonstrate more efficient use of common equity are more likely to be viewed favorably by current and prospective investors.

The Company believes that disclosing these non-GAAP metrics is both useful internally and is expected by our investors and analysts in order to understand the overall performance of the Company. Other companies may calculate and define their supplemental data differently. A reconciliation of GAAP financial measures to non-GAAP measures and other performance ratios, as adjusted, are included on pages F-10 through F-12 in the following press release tables:

F - 9

	Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	(Dollars in thousands)
Net Income (GAAP)	$16,308	$15,646	$15,787	$9,501	$15,191
Non-GAAP adjustments:
Non-interest income	58	(271)	(342)	745	(158)
Non-interest expense	(129)	215	—	536	—
Income tax expense related to tax reform	—	—	—	1,609	—
Related income tax (benefit) expense	15	(93)	72	2,074	55
Net adjustment	(56)	(149)	(270)	4,964	(103)
Total net income (non-GAAP)	$16,252	$15,497	$15,517	$14,465	$15,088

Non-interest income (GAAP)	$9,555	$8,360	$9,289	$7,581	$8,426
Non-GAAP adjustments:
Net loss (gain) on sales of securities	58	(62)	(116)	(72)	(158)
Limited partnership writedown (1)	—	—	—	1,214	—
Loss on sale of premises and equipment	—	—	—	401	—
BOLI claim benefit	—	(209)	(226)	(798)	—
Net adjustment	58	(271)	(342)	745	(158)
Total non-interest income (non-GAAP)	9,613	8,089	8,947	8,326	8,268
Total net interest income	48,429	48,181	46,543	46,849	46,768
Total revenue (non-GAAP)	$58,042	$56,270	$55,490	$55,175	$55,036

Non-interest expense (GAAP)	$38,943	$38,370	$36,736	$37,237	$35,262
Non-GAAP adjustments:
Lease exit/disposal cost obligation	129	(215)	—	(536)	—
Net adjustment	129	(215)	—	(536)	—
Total non-interest expense (non-GAAP)	$39,072	$38,155	$36,736	$36,701	$35,262

Total loans	$5,528,583	$5,475,427	$5,382,235	$5,339,983	$5,205,743
Non-covered loans (2)	(708,621)	(729,947)	(771,802)	(780,776)	(739,376)
Total covered loans	$4,819,962	$4,745,480	$4,610,433	$4,559,207	$4,466,367
Allowance for loan losses	$49,909	$49,163	$47,915	$47,099	$46,368
Allowance for loan losses to total loans	0.90%	0.90%	0.89%	0.88%	0.89%
Allowance for loan losses to total covered loans	1.04%	1.04%	1.04%	1.03%	1.04%
(1) Represents limited partnership writedowns related to the reduction of the Company's tax rate in December 2017.
(2) Represents acquired loans that were recorded at fair value. These loans carry no allowance for loan losses for the periods reflected above.

F - 10

	Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017

Efficiency Ratio:
Non-Interest Expense (GAAP)	$38,943	$38,370	$36,736	$37,237	$35,262
Non-GAAP adjustments:
Other real estate owned expense	(256)	(163)	(167)	(157)	(211)
Lease exit/disposal cost obligation	129	(215)	—	(536)	—
Non-Interest Expense for Efficiency Ratio (non-GAAP)	$38,816	$37,992	$36,569	$36,544	$35,051

Net Interest Income (GAAP)	$48,429	$48,181	$46,543	$46,849	$46,768
Non-GAAP adjustments:
Tax-equivalent adjustment for tax-exempt loans and investment securities	792	1,059	1,083	2,117	2,069

Non-Interest Income (GAAP)	9,555	8,360	9,289	7,581	8,426
Non-GAAP adjustments:
Net loss (gain) on sales of securities	58	(62)	(116)	(72)	(158)
Net loss on limited partnership investments	221	960	590	1,441	864
Loss on sale of premises and equipment	—	—	—	401	—
BOLI claim benefit	—	(209)	(226)	(798)	—
Total Revenue for Efficiency Ratio (non-GAAP)	$59,055	$58,289	$57,163	$57,519	$57,969

Efficiency Ratio (Non-Interest Expense for Efficiency Ratio (non-GAAP)/Total Revenue for Efficiency Ratio (non-GAAP))	65.73%	65.18%	63.97%	63.53%	60.47%

F - 11

	Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017

Pre-Provision Net Revenue ("PPNR") to Average Assets (Annualized):
Net Interest income (GAAP)	$48,429	$48,181	$46,543	$46,849	$46,768
Non-GAAP adjustments:
Tax-equivalent adjustment for tax-exempt loans and investment securities	792	1,059	1,083	2,117	2,069
Total tax-equivalent net interest income (A)	$49,221	$49,240	$47,626	$48,966	$48,837

Non Interest Income (GAAP)	9,555	8,360	9,289	7,581	8,426
Non-GAAP adjustments:
Net loss (gain) on sales of securities	58	(62)	(116)	(72)	(158)
Net loss on limited partnership investments	221	960	590	1,441	864
Loss on sale of premises and equipment	—	—	—	401	—
BOLI claim benefit	—	(209)	(226)	(798)	—
Non-Interest Income for PPNR (non-GAAP) (B)	$9,834	$9,049	$9,537	$8,553	$9,132

Non-Interest Expense (GAAP)	$38,943	$38,370	$36,736	$37,237	$35,262
Non-GAAP adjustments:
Lease exit/disposal cost obligation	129	(215)	—	(536)	—
Non-Interest Expense for PPNR (non-GAAP) (C)	$39,072	$38,155	$36,736	$36,701	$35,262

Total PPNR (non-GAAP) (A + B - C) :	$19,983	$20,134	$20,427	$20,818	$22,707
Average Assets	7,191,072	7,091,721	7,074,721	6,976,682	6,907,199
PPNR to Average Assets (Annualized)	1.11%	1.14%	1.15%	1.19%	1.31%

Return on Average Tangible Common Equity (Annualized):
Net Income (GAAP)	$16,308	$15,646	$15,787	$9,501	$15,191
Non-GAAP adjustments:
Intangible assets amortization, tax effected (1)	228	241	266	219	219
Net Income excluding intangible assets amortization, tax effected (1)	$16,536	$15,887	$16,053	$9,720	$15,410
Average stockholders' equity (non-GAAP)	$704,306	$695,301	$690,345	$691,004	$681,402
Average goodwill & other intangible assets (non-GAAP)	119,009	119,288	119,611	119,962	120,275
Average tangible common stockholders' equity (non-GAAP)	$585,297	$576,013	$570,734	$571,042	$561,127
Return on Average Tangible Common Equity (non-GAAP)	11.30%	11.03%	11.25%	6.81%	10.99%
(1) Intangible assets amortization is tax effected at 21% for the three months ended September 30, 2018, June 30, 2018 and March 31, 2018, and at 35% for all prior periods due to the Tax Cuts and Jobs Act of 2017 that was signed into law in December 2017, lowering the corporate federal tax rate from 35% to 21%.

F - 12